SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 28, 2003

United Park City Mines Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3753	87-0219807
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification #)
incorporation)

P.O. Box 1450, Park City, UT 84060

(Address of Principal Executive Office)

(435) 649-8011

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events

On May 28, 2003, a purported stockholder of United Park City Mines Company (the "Company") filed a complaint in a Utah state court against the Company and each of its directors. The complaint alleges, among other things, that the directors of the Company have breached their fiduciary duties in pursuing the proposed merger transaction previously announced by the Company. The Company believes that the lawsuit, which seeks class action status, is completely without merit, and intends to vigorously defend the suit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARK CITY MINES COMPANY

By: _/s/ Hank Rothwell_________

Hank Rothwell

President

Dated: June 3, 2003